UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2010

Lifevantage Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11545 W. Bernardo Court, Suite 301, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

On January 25, 2010, upon the recommendation of the nominating committee of our board of directors, our board of directors increased the size of our board to nine directors and appointed each of C. Mike Lu, Kay Stout Manovich and Douglas C. Robinson to fill the three vacancies on our board of directors.

In connection with their appointment to our board of directors, we granted each of Mr. Lu, Ms. Stout Manovich or Mr. Robinson an option to purchase 120,000 shares of our common stock under the terms of our 2007 Long Term Incentive Plan. Each option has a term of 10 years, vests in a series of 12 equal monthly installments following the grant date (subject to continuous service) and has a per share exercise price of $0.36, which was the closing sales price per share of our common stock on January 25, 2010.

In September 2009, Mr. Lu loaned us $500,000 pursuant to the terms of a promissory note. Under the terms of that promissory note, we agreed to repay the $500,000 to Mr. Lu on or before March 24, 2010, along with simple interest payable on the unpaid principal balance equal to 3% per calendar month. Some or all of the aggregate amount of principal and accrued interest under this promissory note is expected to be cancelled at the final closing of the Company's current round of financing in exchange for the issuance by the Company of 8% convertible debentures and warrants to purchase shares of our common stock with an exercise price of $0.50 per share. The number of shares of common stock issuable upon exercise of such warrants will be equal to 50% of the quotient obtained by dividing (i) the aggregate amount of existing indebtedness that is cancelled by (ii) $0.20.

In June 2009, we entered into a securities purchase agreement with accredited investors, one of which was Mr. Lu. Under the terms of that securities purchase agreement, in exchange for $99,750 that Mr. Lu delivered to us, we issued 285,000 shares of our common stock to Mr. Lu, along with a warrant to purchase 57,000 shares of our common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifevantage Corporation

January 29, 2010	By:	/s/ Carrie E. Carlander

Name: Carrie E. Carlander
Title: Chief Financial Officer, Secretary & Treasurer